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EXHIBIT 99         PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:    BILL WILLIAMS, PRESIDENT & CEO
      OR    JAY RIFE, EXECUTIVE VICE PRESIDENT & CFO
            PHONE: 1-330-532-1517

                          GRAND CENTRAL FINANCIAL CORP.
                          ANNOUNCES QUARTERLY DIVIDEND

Wellsville, Ohio - March 27, 2002 - - Grand Central Financial Corp. (NASDAQ:
Small Cap: GCFC) announced today that its Board of Directors, at their meeting on March 21, 2002, declared a cash dividend of 9(cent) per share on its common stock payable April 22, 2002 to stockholders of record at the close of business on April 8, 2002.

As of March 27, 2002, Grand Central Financial Corp. had 1,742,331 shares of common stock outstanding which will represent a total dividend paid of $156,809.79.

Grand Central Financial Corp., a holding company owning all the shares of Central Federal Savings & Loan Association of Wellsville, Ohio, was formed in connection with the mutual to stock conversion of Central Federal completed on December 30, 1998.

Central Federal Savings & Loan, organized in 1982, operates two offices located with Columbiana County, Ohio.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.